UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 10, 2007

TERRESTAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33546	93-0976127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

12010 Sunset Hills Road, 9th Floor
Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 703-483-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Motient Corporation 2007 Annual Meeting of Stockholders held on July 12, 2007, the stockholders of Motient Corporation (the “Company”) approved an amendment to the Certificate of Incorporation of Motient to change its name from Motient Corporation to TerreStar Corporation. On August 10, 2007 the Company filed the amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to effectuate the name change. On August 7, 2007, the Board of Directors of the Company approved the Amended and Restated Bylaws of the Company, to be effective upon filing the amendment to the Certificate of Incorporation, attached hereto as Exhibit 3.1 to reflect the change in the Company’s name from Motient Corporation to TerreStar Corporation. No other changes were made to the Company’s Bylaws. A copy of the Amended and Restated Bylaws of TerreStar Corporation is filed as Exhibit 3.1 hereto and its terms are incorporated into this Item 5.03.

Item 7.01	Regulation FD Disclosure

On August 14, 2007, the Company issued a press release titled “Motient Corporation Changes Name to TerreStar Corporation”, a copy of which is attached hereto as Exhibit 99.1. This item is furnished, not filed, pursuant to Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws of TerreStar Corporation

99.1	Press Release of TerreStar Corporation dated August 14, 2007 titled “Motient Corporation Changes Name to TerreStar Corporation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRESTAR CORPORATION

By:	/s/ Jeffrey W. Epstein
Jeffrey W. Epstein
General Counsel and Secretary

Date: August 14, 2007